SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



  Date of Report (date of earliest event reported):  September 9, 1995

                 LEHMAN BROTHERS HOLDINGS INC.
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

     1-9466                        13-3216325
(Commission File Number)      (IRS Employer Identification No.)


3 World Financial Center
New York, New York                        10285
(Address of principal                   (Zip Code)
executive offices)

            Registrant's telephone number, including
                   area code: (212) 526-7000

Item 5.   Other Events


Third Quarter 1995

     On September 20, 1995, Lehman Brothers Holdings Inc. (the
"Registrant") issued a press release with respect to its third quarter 1995 earnings (the "Earnings Release").

     Copy of the Earnings Release follows.

Sale of Omnitel Interest

     On September 9, 1995, the Registrant issued a press release with respect to its sale of its interest in Omnitel Sistemi Radiocellullari Italiani S.p.A. A copy of the press release is attached hereto.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          The following Exhibits are filed as part of this Report.



               99.1 Press Release Relating to Third
                    Quarter 1995 Earnings

               99.2 Selected Statistical Information

               99.3 Consolidated Statement of Operations
                    (Nine Months Ended August 31, 1995)
                    (Preliminary and Unaudited)

               99.4 Press Release Relating to the Sale of the
                    Registrant's interest in Omnitel


      The Exhibit Index to this Report is incorporated herein by reference.



                           SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LEHMAN BROTHERS HOLDINGS INC.




                              By:  /s/ Robert Matza__________
                                   Robert Matza
                                   Chief Financial Officer
                                   (Principal Financial Officer)



Date: September 21, 1995




                              EXHIBIT INDEX



Exhibit No.              Exhibit


Exhibit 99.1        Press Release Relating to Third
                    Quarter 1995 Earnings

Exhibit 99.2        Selected Statistical Information

Exhibit 99.3        Consolidated Statement of
                    Operations (Nine Months Ended August 31,
                    1995) (Preliminary and Unaudited)

Exhibit 99.4        Press Release relating to
                    sale of the Registrant's interest in
                    Omnitel


                                                     EXHIBIT 99.1


For Immediate Release       MEDIA CONTACT:    Steven H. Faigen
                                              (212) 526-4379

                            INVESTOR CONTACT: Shaun Butler
                                              (212) 526-8381


                LEHMAN BROTHERS REPORTS 1995 FISCAL YEAR
                         THIRD QUARTER EARNINGS

NEW YORK, September 20, 1995 _ Lehman Brothers Holdings Inc. (NYSE: LEH) today reported net income of $71 million, which, net of preferred dividends, resulted in earnings of $0.52 per share of common stock for the third quarter ended August 31, 1995. Net income increased by 22 percent over the $58 million reported for the second quarter of 1995 and 223 percent over the $22 million of net income reported for the third quarter of 1994.

Richard S. Fuld Jr., Chairman and Chief Executive Officer, said:
"As we saw in the prior quarter, the combined effect of revenue growth and continued cost reduction resulted in further improvement in our operating margins, leading to the higher earnings we are reporting today. The Firm's pre-tax margin was
14.5 percent, a full ten percentage points higher than last year's third quarter results."

Net revenues (total revenues less interest expense) for the third quarter were $750 million compared to $731 million for the second quarter of 1995 and $719 million for the third quarter of 1994. The increase in revenues reflects continued strengthening in customer flow and origination activity, particularly equities, as the market environment improved throughout the quarter.

Operating expenses of $641 million were unchanged from the second quarter of 1995, despite the increase in revenues, and are down from $686 million reported in the third quarter of 1994. Compensation and benefits expense totaled $380 million, or 50.7 percent of net revenues. At the end of the third quarter, the Firm's headcount was 8,069 compared to 8,195 at the end of the second quarter of 1995. Non-personnel expenses of $261 million decreased by $37 million on an annualized basis from the second quarter of 1995 and $151 million versus the benchmark established in the third quarter of 1994.

Mr. Fuld added: "Expenses continued their downward trend during the quarter. Compensation expenses as a percentage of revenues were held flat to the prior quarter, despite an aggressive recruiting program for certain businesses, notably investment banking and high-net-worth brokerage. At the same time, non-personnel expenses have come down significantly for the fifth consecutive quarter."

As of August 31, 1995, Lehman Brothers' stockholders' equity was
$3,631 million and total capital (stockholders' equity and long-term debt) was $16,528 million. Book value per common share was $25.23.

Lehman Brothers is a global investment bank with leadership positions in corporate finance, advisory services, municipal finance and securities sales, trading and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals, through offices in major financial centers worldwide.

                                                     EXHIBIT 99.2

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)
                                       Quarters Ended
                      8/31/95   5/31/95      2/28/95    11/30/94       8/31/94

Income Statement
Net Revenues            $750    $  731        $  707     $  708         $  719
Non-Interest Expenses:
  Compensation and
Benefits                 380       371           360        356            388
  Nonpersonnel Expenses  261       270           277        287            298
Net Income                71        58            45         46             22

Financial Ratios (%)
Return on Common Equity
   (annualized)          8.5        7.0           5.1        5.2          1.6
Pretax Operating
Margin                  14.5       12.3           9.9        9.1          4.6
Compensation &
Benefits/
   Net Revenues         50.7       50.7          50.9       50.3         53.9
Effective Tax Rate      35.0       35.5          35.8       29.2         35.1

Balance Sheet
Total Assets         117,000      123,421      127,304     109,947     121,246
Total Assets Excluding
Matched Book (a)      80,000       83,115       85,257      72,457      76,677
Common Stockholders'
Equity                 2,923        2,767        2,718       2,687       2,652
Total Stockholders'
Equity                 3,631        3,475        3,426       3,395       3,360
Total Capital (long-
term debt plus
stockholders'
Equity)               16,528       16,257       14,603      14,716      14,187
Book Value per Common
   Share (b)          25.23        25.16         24.69       24.35       23.97

Other Data (#s)
Common Stock
Outstanding      104,558,121  104,524,685  104,494,667 104,537,690 105,528,914
Employees              8,069        8,195        8,428       8,512       8,926


(a)  Matched book is defined as securities purchased under agreements to resell.
(b) This calculation includes restricted stock units granted under the Lehman Stock Award Programs.



                                                            EXHIBIT 99.3



LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)

                                    Three Months Ended         Percentage of
                                 August 31,        August 31,  Dollar Change
                                   1995         1994 (Note 1)   Inc/(Dec)
Revenues:
 Principal transactions              $245           $335           (27)%
 Investment banking                   251            172            46
 Commissions                          116            113             3
 Interest and dividends             2,830          1,901            49
 Other                                 11             16           (31)
   Total revenues                   3,453          2,537            36
 Interest expense                   2,703          1,818            49
   Net revenues                       750            719             4
Non-interest expenses:
 Compensation and benefits            380            388            (2)
 Brokerage, commissions and
 clearance fees                        59             58             2
 Communications                        43             51           (16)
 Occupancy and equipment               44             45            (2)
 Professional services                 39             49           (20)
 Business development                  27             33           (18)
 Depreciation and amortization         26             33           (21)
 Other                                 23             29           (21)
   Total non-interest expenses        641            686            (7)
Income before taxes                   109             33             #
 Provision for income taxes            38             11             #
Net income                         $   71        $    22             #
Net income applicable to
common stock                       $   60        $    11             #

Number of shares used in
earnings per                          116.2          109.1
common share computation (Note 2)

Earnings per common share              $0.52         $ 0.10



Note 1: Certain amounts have been reclassified to conform to the current year's presentation.
Note 2: Pursuant to SEC requirements, the number of common shares used in the 1994 calculation of earnings per share includes shares issued in the spin-off.

# Denotes variance of more than 100%.


LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)

                                            Nine Months       Eight Months
                                               Ended             Ended
                                             August 31,        August 31,
                                                1995         1994 (Note 1)
Revenues:
 Principal transactions                          $959         $1,054
 Investment banking                               540            421
 Commissions                                      342            333
 Interest and dividends                         7,986          4,547
 Other                                             36             40
   Total revenues                               9,863          6,395
 Interest expense                               7,675          4,365
   Net revenues                                 2,188          2,030
Non-interest expenses:
 Compensation and benefits                      1,111          1,057
 Brokerage, commissions and clearance fees        183            179
 Communications                                   137            136
 Occupancy and equipment                          134            114
 Professional services                            123            121
 Business development                              84             85
 Depreciation and amortization                     80             86
 Other                                             67             76
 Spin-off expenses                                                15
 Severance charge                                                 33
   Total non-interest expenses                  1,919          1,902
Income before taxes and cumulative
effect of change in accounting principle          269            128
 Provision for income taxes                        95             48
Income before cumulative effect of
  change in accounting principle                  174             80
    Cumulative effect of change in
        accounting principle                                     (13)
Net income                                     $  174        $    67
Net income applicable to common stock          $  142        $    40

Number of shares used in earnings per             112.2          107.0
common share computation (Note 2)

Earnings per common share:
   Income before cumulative effect
   of change in accounting principle               $1.27          $0.49
 Cumulative effect of change in
    accounting principle                                          (0.12)
 Net income                                        $1.27         $ 0.37







Note 1: Certain amounts have been reclassified to conform to the current year's presentation.
Note 2: Pursuant to SEC requirements, the number of common shares used in the 1994 calculation of earnings per share includes shares issued in the spin-off.



                                                  EXHIBIT 99.4




For Immediate Release                   CONTACT:  Steven Faigen
                                        (212) 526-4379




        LEHMAN BROTHERS SELLS ITS INTEREST IN OMNITEL TO OLIVETTI

NEW YORK, September 9, 1995 _ Lehman Brothers Holdings Inc. today announced that it has reached an agreement to sell its eight percent interest in Omnitel Sistemi Radiocellullari Italiani S.p.A. ("Omnitel") to Olivetti S.p.A. ("Olivetti") as part of Olivetti's plan of recapitalization announced today. This agreement is subject to the completion of the plan of recapitalization.

Omnitel is the consortium that has been awarded by the Italian government the license to operate a second national cellular telephone network in Italy.

It is currently estimated that Lehman Brothers will report in the fourth quarter of 1995 a net gain of approximately $50 million in connection with the sale of its interest in Omnitel, after adjusting for related expenses that include the cost of the Firm's original investment in Omnitel and subsequent capital calls, as well as transaction, compensation and tax expenses.

Lehman Brothers is a global investment bank with leadership positions in corporate and municipal finance and advisory services and in securities sales, trading and research. Lehman Brothers serves the financial needs of corporate, governmental and institutional clients, and high-net-worth individuals through offices in major financial centers worldwide.